EXHIBIT 1.1

MICROVISION, INC.

UNDERWRITING AGREEMENT

May 30, 2006

MDB Capital Group, LLC

401 Wilshire Boulevard, Suite 1020

Santa Monica, California 90401

Ladies and Gentlemen:

Microvision, Inc., a Delaware corporation (the “Company”), hereby agrees (this “Agreement”) with you as follows:

1. Issuance of Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to MDB Capital Group, LLC (the “Underwriter”) an aggregate of 10,750,000 shares (the “Firm Shares” or, in the singular, a “Firm Share”) of Common Stock, $0.001 par value per share (the “Common Stock”), of the Company and an aggregate of 10,750,000 warrants (“Firm Warrants” or, in the singular, a “Firm Warrant”). Each Firm Share will be accompanied by a Firm Warrant to purchase 1 share of Common Stock. The Firm Shares and the Firm Warrants are sometimes hereinafter collectively referred to as the “Firm Securities.” In addition, solely for the purpose of covering over allotments, the Company proposes to issue and sell to the Underwriter up to an additional 1,612,500 shares of Common Stock (the “Additional Shares”) and up to an additional 1,612,500 warrants (the “Additional Warrants”), if and to the extent that you shall have determined to exercise the right to purchase such shares of common stock and warrants granted to the Underwriter in Section 1 hereof. The Firm Shares and the Additional Shares are sometimes hereinafter collectively referred to as the “Shares.” The Firm Warrants and the Additional Warrants are sometimes referred to as the “Warrants.” The Shares and the Warrants are described in the Registration Statement. Capitalized terms used but not defined herein shall have the meanings set forth in the Registration Statement.

2. Terms of Offering. The Company understands that the Underwriter proposes to make a public offering of the Shares and the Warrants (the “Offering”) as soon as the Underwriter deems advisable after this Agreement has been executed and delivered. The Company is further advised by you that the Shares and the Warrants are to be offered to the public initially upon the terms set forth in the Registration Statement.

3. Purchase, Sale and Delivery. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the Firm Securities at a purchase price of $2.071875 per Firm Share (the “Firm Share Purchase Price”) and $.1171875 per Firm Warrant (the “Firm Warrant Purchase Price”).

On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter the Additional Shares and the Additional Warrants, and the Underwriter shall have the right to purchase up to 1,612,500 Additional Shares at the Firm Share Purchase Price and up to 1,612,500 Additional Warrants at the Firm Warrant Purchase Price. You may exercise this right with respect to just Additional Shares, just Additional Warrants or both, in whole or from time to time in part by giving written notice of each election to exercise the option not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares, if any, and the number of Additional Warrants, if any, to be purchased by the Underwriter and the date on which such securities are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Securities nor later than ten business days after the date of such notice. Additional Shares and Additional Warrants may be purchased as provided in this Section solely for the purpose of covering over-allotments made in connection with the offering for the Firm Securities. On each day, if any, that Additional Shares and Additional Warrants are to be sold (an “Option Closing Date”), the Underwriter agrees to purchase the number of Additional Shares and Additional Warrants specified in the notice of exercise.

The Company hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period ending 180 days after the date of the Final Prospectus (the “Restricted Period”), (a) for its own account, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (b) file any registration statement with the Securities and Exchange Commission (the “Commission”) relating to the offering for its own account of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, other than registration statements on Form S-8 and Form S-3 relating to the resale of shares issued by the Company upon the exercise of options granted or to be granted by the Company pursuant to any employee benefit plan, the terms of which have been disclosed in the Registration Statement, or (c) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (a), (b) or (c) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than pursuant to the Exchange Offer described within the Tender Offer Statement By Issuer dated April 18, 2006.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares and Warrants to be sold hereunder or (b) the issuance by the Company of shares of Common Stock or securities convertible into or exchangeable for Common Stock in connection with (i) any mergers or acquisitions of securities, businesses, property or other assets, (ii) joint ventures or other strategic corporate transactions, (iii) the exercise of an option or warrant or the conversion of a security outstanding on the date hereof or (iv) issuances to employees or directors.

Payment for the Firm Securities to be sold by the Company shall be made to the Company in federal or other funds immediately available at such place in Los Angeles, California as you shall designate against delivery of such Firm Securities for the account of the Underwriter through the facilities of The Depository Trust Company. Such payment and delivery shall be made at 10:00 A.M., New York City time, on June 5, 2006, or at such other time on the same day or such other date, not later than June 5, 2006, as you and the Company shall agree upon. The time and date of such payment and delivery are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares and Additional Warrants shall be made to the Company in federal or other funds immediately available at such place in Los Angeles, California as you shall designate against delivery of such Additional Shares and Additional Warrants for the account of the Underwriter through the facilities of The Depository Trust Company at 10:00 A.M., New York City time, on the date specified in the corresponding notice or at such other time on the same or on such other date, in any event not later than July 5, 2006, as shall be designated in writing by you.

The Firm Securities, the Additional Shares and the Additional Warrants shall be registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Securities, the Additional Shares and the Additional Warrants shall be delivered to you through the facilities of The Depository Trust Company on the Closing Date or an Option Closing Date, as the case may be, for the account of the Underwriter, with any transfer taxes payable in connection with the transfer of the Shares and the Warrants to the Underwriter duly paid, against payment of the purchase price therefor.

4. Representations and Warranties of the Company. The Company represents and warrants to the Underwriter that, as of the Applicable Time (as hereinafter defined) and as of the Closing Date:

(a) The Company meets the requirements for use of Form S-3 under the Act. A registration statement on Form S-3 (File No. 333-128019), including a related base prospectus in respect of the Shares and certain other securities, (i) has been prepared and filed in accordance with the provisions of the Act with the Commission, (ii) initially became effective within three years of the Closing Date, and (iii) is effective under the Act (including any amendments thereto filed prior to the Applicable Time). The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b) under the Act, one or more Preliminary Prospectuses, each of which has previously been furnished to you. The Company will file with the Commission a Final Prospectus Supplement, which shall contain all information required by the Act, and except to the extent the Underwriter shall agree in writing to a modification (such agreement not to be unreasonably withheld), shall be similar in all substantive respects to the most recent Preliminary Prospectus and shall contain only (i) such information as may be included in the final term sheet as prepared pursuant to Section 5(e) hereto and (ii) such specific additional information and other changes (beyond that contained in the most recent Preliminary Prospectus) as the Company has advised you, prior to the Applicable Time, will be included or made therein.

As used in this Agreement:

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean 5:00 p.m., Los Angeles time, on May 30, 2006.

“Base Prospectus” shall mean the prospectus referred to in the first paragraph of this Section 4(a) contained in the Registration Statement at the Effective Date.

“Disclosure Package” shall mean (i) the most recent Preliminary Prospectus, (ii) the final term sheet as prepared pursuant to Section 5(e) hereto, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or become effective under the Act.

“Final Prospectus” shall mean the Final Prospectus Supplement, together with the Base Prospectus.

“Final Prospectus Supplement” shall mean the prospectus supplement relating to the Shares and the Warrants, filed pursuant to Rule 424(b) under the Act after the Applicable Time.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Act.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 under the Act.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus which describes the Shares, the Warrants and the Offering and is used prior to filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in the first paragraph of this Section 4(a), including exhibits and financial statements and any prospectus supplement relating to the Shares and Warrants that is filed with the Commission pursuant to Rule 424(b) under the Act and deemed part of such registration statement pursuant to Rule 430B under the Act, as amended at the Applicable Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

Any reference to the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include any documents incorporated by reference therein as of the date of such Base Prospectus, Preliminary Prospectus or Final Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus filed pursuant to Rule 424(b) under the Act prior to or at the Applicable Time (including for purposes hereof, any documents incorporated by reference therein prior to or at the Applicable Time). Any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include any documents incorporated by reference in such Base Prospectus, Preliminary Prospectus or Final Prospectus, as the case may be. Any reference to the Registration Statement shall be deemed to refer to and include any documents incorporated by reference therein. Any reference to any amendment to the Registration Statement shall be deemed to refer to and include any documents deemed to be incorporated therein by reference.

(b) The Commission has not issued any stop order preventing or suspending the use of any Preliminary Prospectus or the Final Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the Company’s knowledge, threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

(c) (i) The Registration Statement complied and will comply in all material respects on the Effective Date and on the Closing Date, and any amendment to the Registration Statement filed after the date hereof will comply in all material respects when filed with the Commission, to the requirements of the Act and the 1934 Act, as applicable; (ii) the most recent Preliminary Prospectus complied, and the Final Prospectus (and any supplement thereto) will comply, in all material respects when filed with the Commission pursuant to 424(b) and on the Closing Date to the requirements of the Act; (iii) the documents incorporated by reference in the most recent Preliminary Prospectus or the Final Prospectus complied, and any further documents to be filed and so incorporated will comply, when filed with the Commission, in all material respects to the requirements of the 1934 Act or the Act, as applicable; and (iv) each Issuer Free Writing Prospectus complied or will comply in all material respects to the requirements of the Act on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Act.

(d) The Registration Statement did not, as of the Effective Date and at the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The foregoing sentence does not apply to statements in or omissions from the Registration Statement based upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the Underwriter Information (as hereinafter defined).

(e) The Final Prospectus (together with any supplement thereto) will not, as of its date and on the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from the Final Prospectus based upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the Underwriter Information.

(f) If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will notify promptly the Underwriter so that any use of the Disclosure Package may cease until it is amended or supplemented.

(g) Each Issuer Free Writing Prospectus, (i) when considered together with the Disclosure Package as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) as of its issue date and as of the Closing Date, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the Underwriter Information.

(h) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and Warrants and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “Ineligible Issuer” (as defined in Rule 405 under the Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an Ineligible Issuer.

(i) As of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the section of the Disclosure Package entitled “Description of Our Capital Stock” and, as of the Closing Date or an Option Closing Date, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the Disclosure Package (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Disclosure Package and grant of options under existing stock option plans disclosed in the Disclosure Package); all of the issued and outstanding securities, including the Common Stock, of the Company prior to the issuance of the Shares and Warrants to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.

(j) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as disclosed in the Disclosure Package.

(k) The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition or results of operation of the Company (a “Material Adverse Effect”).

(l) Each of the incorporated documents (collectively, the “Incorporated Documents”), as amended, complied as to form when so filed in all material respects with the 1934 Act and the applicable rules and regulations of the Commission.

(m) The Shares and Warrants to be sold by the Company have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued, fully paid and non-assessable, and the issuance of such Shares and Warrants will not be subject to any preemptive rights, resale rights, rights of first refusal or similar rights.

(n) The capital stock of the Company, including the Shares and Warrants, conforms in all material respects to the description thereof contained in the Disclosure Package, and the certificates for the Shares and Warrants are in due and proper form.

(o) This Agreement has been duly authorized, executed and delivered by the Company.

(p) The Company is not in violation of its charter or by-laws, or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party or by which it or any of its properties may be bound or affected, in each case except where any such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect; the Company’s activities do not breach or violate, any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to such activities, in each case except where any such breach or violation would not, individually or in the aggregate, have a Material Adverse Effect.

(q) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the issuance and sale of the Shares and Warrants and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) the charter or by-laws of the Company, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party or by which it or any of its properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company, in each case except where any such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect.

(r) No approval, authorization, consent or order of, or qualification with, or filing with any governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares and Warrants or the performance by the Company of its obligations under this Agreement other than registration of the Shares and Warrants under the Act, which has been or will be effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares and Warrants are being offered by the Underwriter or under the rules and regulations of the NASD.

(s) The Warrants have been registered under the Exchange Act.

(t) Except as disclosed in the Registration Statement, or waived in writing: (A) (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares and Warrants, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares and Warrants as contemplated thereby or otherwise; and (B) no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares and Warrants as contemplated thereby or otherwise.

(u) The Company has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its business, except where the failure to have any such licenses, authorizations, consents or approvals or to have made any such filings would not, individually or in the aggregate, have a Material Adverse Effect; the Company is not in violation of any federal, state, local or foreign law, regulation or rule applicable to the Company, except where any such violations would not, individually or in the aggregate, have a Material Adverse Effect; the Company is not in violation of, or in default under, nor has it received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(v) All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be disclosed in the Registration Statement or to be filed as an exhibit to the Registration Statement have been so disclosed or filed as required.

(w) Except as disclosed in the Registration Statement, there are no actions, suits, claims, investigations or proceedings pending or threatened or, to the Company’s knowledge, contemplated to which the Company or any of its directors or officers is or would be a party or of which any of the properties of the Company is or would be subject at law or in equity, before or by any governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby; there are no legal or governmental proceedings pending before or by any governmental or regulatory commission, board, body, authority or agency relating to the Company’s business practices and activities or to its securities, and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x) PricewaterhouseCoopers LLP, who has certified certain the financial statements of the Company, and whose reports are filed with the Commission and incorporated by reference as part of the Registration Statement, are independent public accountants as required by the Act. Except as disclosed in the Registration Statement and as pre-approved in accordance with the requirements set forth in Section 10A of the 1934 Act, PricewaterhouseCoopers LLP has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the 1934 Act).

(y) The audited financial statements incorporated by reference as part of the Registration Statement, together with the related notes and schedules, present fairly in all material respects the financial position of the Company as of the dates indicated and the results of operations and cash flows of the Company for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved (except as otherwise disclosed therein); any pro forma financial statements or data included in the Registration Statement comply with the requirements of Regulation S-X of the Act and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other Company financial data (including statistical data derived therefrom) set forth in the Registration Statement were prepared on a basis consistent with the financial statements and books and records of the Company and its material subsidiaries; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement that are not included as required; and the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) required to be disclosed in the Registration Statement, not disclosed in the Registration Statement.

(z) Except as disclosed in the Registration Statement, subsequent to the respective dates as of which information is given in the Registration Statement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company, whether or not in the ordinary course of business (ii) other than in the ordinary course of business, any transaction which is material to the Company, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company which is material to the Company, (iv) any change in the capital stock or outstanding indebtedness of the Company other than pursuant to the terms of outstanding debt and equity securities or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company.

(aa) The Company is not and, after giving effect to the Offering as described in the Registration Statement, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(bb) Except as disclosed in the Registration Statement, the Company owns all property (real and personal) described in the Registration Statement as being owned by it, free and clear of all liens, claims, security interests or other encumbrances and defects, except where failure to do so would not, individually or in the aggregate, have a Material Adverse Effect; to the Company’s knowledge, all the property described in the Registration Statement as being held under lease by the Company is held by them under valid and enforceable leases, except where failure to do so would not, individually or in the aggregate, have a Material Adverse Effect.

(cc) Except as disclosed in the Registration Statement, the Company owns, or has obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights, trade secrets and other proprietary information described in the Registration Statement as being owned or licensed by it or which are necessary for the conduct of its business as presently conducted (collectively, “Intellectual Property”), except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Registration Statement and except as would not, individually or in the aggregate, have a Material Adverse Effect: (i) the Company has taken reasonable steps necessary to secure interests in its Intellectual Property from its employees and contractors; (ii) none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees or otherwise in violation of the rights of others; (iii) there are no third parties who, to the Company’s knowledge, have or will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company; (iv) to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (vi) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (vii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others, and the Company has not received any written or oral communications from a third party claiming, that the Company infringes or otherwise violates, or by conducting the business of the Company as described in the Final Prospectus would infringe or otherwise violate, any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such claim; and (viii) to the Company’s knowledge, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property.

(dd) Except as disclosed in the Registration Statement and except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company is not engaged in any unfair labor practice, (ii) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company and (C) no union representation dispute currently existing concerning the employees of the Company, and (iii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company and (B) there has been no violation of any applicable law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company.

(ee) Except as disclosed in the Registration Statement and except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company is in compliance with, and holds all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any costs or liabilities to the Company under, or to interfere with or prevent compliance by the Company with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company (i) is not the subject of any investigation, (ii) has not received any notice or claim, (iii) is not a party to or, to its knowledge, affected by any pending or threatened action, suit or proceeding, (iv) is not bound by any judgment, decree or order or (v) has not entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law”) means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).

(ff) All tax returns required to be filed by the Company and its subsidiaries have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those that are immaterial in amount or that are being contested in good faith and for which adequate reserves have been provided, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(gg) The Company maintains insurance covering its properties, operations, personnel and businesses as is reasonable and customary; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and its business; all such insurance is fully in force on the date hereof and will be fully in force at the Closing Date and any Option Closing Date, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(hh) The Company has not sustained since the date of the last audited financial statements incorporated by reference as part of the Registration Statement any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except as disclosed in the Registration Statement and except as would not, individually or in the aggregate, have a Material Adverse Effect.

(ii) The Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement, except as disclosed in the Registration Statement and except as would not, individually or in the aggregate, have a Material Adverse Effect.

(jj) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(kk) The Company’s Board of Directors has validly appointed an audit committee, each of whose members are independent as specified in Section 10A-3 of the 1934 Act and the rules and regulations thereunder as well as any additional requirements imposed by the requirements of the NASDAQ Stock Market (without regard to any exemptions or transition periods available thereunder or under Rule 10A-3 under the 1934 Act) and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of the NASDAQ Stock Market; neither the Board of Directors nor the audit committee has been informed, nor is the Company or any director of the Company aware, of (i) any significant deficiencies or material weaknesses in the design or operation of the Company’s internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or any material weakness in the Company’s internal controls, or (ii) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls over financial reporting.

(ll) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including any subsidiaries, is made known to the Company’s chief executive officer and its chief financial officer by others within those entities, have been evaluated for effectiveness as of the end of the applicable period, and such disclosure controls and procedures are effective to perform the functions for which they were established.

(mm) Since the date of the most recent evaluation of the Company’s internal control over financial reporting (as such term is defined in Rule 13a-15 and 15d-15 of the Exchange Act), there have been no changes that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(nn) The Company has made available to you true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and since July 30, 2002, the Company has not, directly or indirectly, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan or made any material modification, including any renewal thereof, to any term of any personal loan that violates the requirements of Section 402 of the Sarbanes-Oxley Act of 2002.

(oo) Any statistical and market-related data included in the Registration Statement are based on or derived from sources that the Company believes to be reliable and does not believe to be inaccurate and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(pp) To the Company’s knowledge, no employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(qq) Neither the Company nor any of its directors, officers, or controlling persons has taken or will take, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in violation of applicable law.

(rr) The Company has obtained for the benefit of the Underwriter a lock-up agreement (a “Lock-Up Agreement”), in a form reasonably satisfactory to the Underwriter and the Company, of each of its directors and executive officers.

5. Covenants of the Company. The Company hereby agrees:

(a) Prior to the completion of the Offering of the Shares and the Warrants, the Company will not file any amendment to the Registration Statement or amendment or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Underwriter (such approval not to be unreasonably withheld) with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act within the time period prescribed. The Company will promptly file with the Commission any amendment or supplement to the Registration Statement or the Final Prospectus that may, in the judgment of the Company after consultation with the Underwriter, be required by the Act or the Commission. The Company will promptly advise the Underwriter (i) when the Final Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b) under the Act, (ii) when, prior to completion of the Offering of the Shares and the Warrants, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of (A) any stop order or of any order preventing or suspending the use of the Final Prospectus or any Issuer Free Writing Prospectus, (B) any stop order suspending the effectiveness of the Registration Statement or of any notice preventing or objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or the institution or threatening of any proceeding for such purpose or (C) any request for the amending or supplementing of the Registration Statement, the Final Prospectus or any Issuer Free Writing Prospectus, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares and the Warrants for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use commercially reasonable efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using commercially reasonable efforts to have such amendment or new registration statement declared effective.

(b) The Company will furnish to the Underwriter and its counsel, without charge, a conformed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith. The Company will deliver promptly or make available to the Underwriter such number of the following documents as the underwriter shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto

(in each case excluding exhibits other than this Agreement), (ii) each Preliminary Prospectus, the Final Prospectus, and any amendments or supplements thereto, (iii) each Issuer Free Writing Prospectus and (iv) any documents incorporated by reference in any Preliminary Prospectus or the Final Prospectus.

(c) At any time when a prospectus relating to the Shares and the Warrants is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Act), (i) the Company will file with the Commission, within the time periods required thereby, all documents and reports and any definitive proxy or information statements required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of the Final Prospectus and (ii) if any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if for any other reason it shall be necessary, in order to comply with the Act or the 1934 Act (including in connection with use or delivery of the Final Prospectus), to amend the Registration Statement, file a new registration statement, amend or supplement the Final Prospectus, the Company will promptly (w) notify the Underwriter of such event, (x) (A) prepare any amendment or supplement to the Registration Statement or the Final Prospectus, any documents incorporated by reference in the Registration Statement, or any amendment to any document incorporated by reference in the Registration Statement which will correct such statement or omission or effect such compliance and (B) prior to filing any such document with the Commission, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and obtain the consent of the Underwriter to the filing (which consent shall not be unreasonably withheld), and upon receipt of such consent promptly file any such document with the Commission (y) use commercially reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (z) supply without charge as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Final Prospectus that will correct such statement or omission or effect such compliance.

(d) The Company agrees that, unless it obtains the prior written consent of the Underwriter, and the Underwriter agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares and Warrants that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Act. Any such free writing prospectus consented to by the Underwriter or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended and supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Final Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, the Company agrees to notify the

Underwriter and, upon the Underwriter’s request, to file such document and prepare and furnish without charge to the Underwriter as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(e) The Company consents to the use by the Underwriter of a final term sheet that meets the requirements of Rule 134 of the Act.

(f) The Company will make “generally available” (as such term is described in Rule 158(b) of the Act) to its security holders and to the Underwriter as soon as practicable, but in any event not later than twelve months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and the Subsidiaries which need not be audited, complying with Section 11(a) of the Act (including, at the option of the Company, Rule 158 under the Act).

(g) The Company agrees, if the third anniversary of the initial Effective Date of the Registration Statement shall occur at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the Offering, to file with the Commission, prior to such third anniversary, a new registration statement under the Act relating to Shares and Warrants, which new registration statement shall comply with the requirements of the Act and shall be in a form satisfactory to the Underwriter. The Company will use commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable, but in any event within 180 days after such third anniversary, and will promptly notify the Underwriter of such effectiveness. The Company will use commercially reasonable efforts take all other action necessary or appropriate to permit the public offering and sale of the Shares and Warrants to continue as contemplated in the Final Prospectus and the Registration Statement. References herein to the Registration Statement shall be deemed to include each such new registration statement, if any.

(h) To cooperate with the Underwriter and the Underwriter’s counsel in connection with the qualification of the Shares and Warrants under the securities or Blue Sky laws of such jurisdictions as the Underwriter may request and continue such qualification in effect so long as reasonably required.

(i) Whether or not the Offering or any of the transactions contemplated in this Agreement or the Registration Statement and Final Prospectus are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incidental to and in connection with: (A) the preparing, printing, filing and distributing of the Registration Statement, any Preliminary Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the negotiating, printing, processing and distributing (including, without limitation, word processing and duplication costs) and delivering of, each of the Preliminary Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (C) the preparing, issuing and delivering of the Shares and Warrants, (D) the qualifying of the Shares and Warrants for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the fees and disbursements of the Underwriter’s counsel relating to such registration or qualification) and (E) furnishing such copies of the Registration Statement, any Preliminary Prospectus and the Final Prospectus, and all amendments and supplements thereto, as may reasonably be requested for use by the Underwriter, (ii) all reasonable fees and expenses of the counsel, accountants and any other experts or advisors retained by the Company, (iii) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Shares and Warrants by the Depository Trust Company for “book-entry” transfer, (iv) any listing of the Shares and Warrants on the NASDAQ Stock Market, (v) the registration, issue, sale and delivery of the Shares and Warrants including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriter, (vi) all fees, disbursements and out-of-pocket expenses incurred by the Underwriter in connection with its services to be rendered hereunder including, without limitation, travel and lodging expenses, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by any such consultants, word processing charges, messenger and duplicating services, facsimile expenses and other customary expenditures, but not including the fees and disbursements of Resch Polster Alpert & Berger, LLP, counsel to the Underwriter, (vii) the fees of the National Association of Securities Dealers, Inc. (the “NASD”) in connection with its review of the Offering, and (viii) all other costs and expenses incident to the performance by the Company of its obligations hereunder; provided, however that, in the case of clauses (vi) and (vii), the Company shall not pay any amount exceeding $50,000 in the aggregate. The Underwriter acknowledges that the Company has provided an advance of $50,000 to the Underwriter for out-of-pocket expenses anticipated to be incurred by the Underwriter and related persons, which advance is to be reimbursed to the Company to the extent not actually incurred.

(j) To use the proceeds of the Offering substantially in the manner described in the Registration Statement and the Final Prospectus under the caption “Use of Proceeds.”

(k) To do and perform all things required to be done and performed hereunder.

(l) Not to, and to ensure that no “affiliate” (as defined in Rule 501(b) of the Act) of the Company will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that would be integrated with the sale of the Shares and the Warrants and cause a violation of federal securities laws.

(m) For so long as the Underwriter shall hold any of the Shares or Warrants, to furnish to the Underwriter copies of all reports and other communications (financial or otherwise) furnished by the Company to the holders of the Shares or Warrants.

(n) Not to, and not to authorize or permit any person acting on its behalf to, distribute any offering material in connection with the offer and sale of the Shares and Warrants other than the Registration Statement and the Final Prospectus and any amendments and supplements thereto or to the Registration Statement and the Final Prospectus prepared in compliance with this Agreement.

(o) The Company will not take and will cause its controlled affiliates (within the meaning of Rule 144 under the Act) not to take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the 1934 Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or Warrants in violation of applicable law.

(p) To pay all stamp, documentary and transfer taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of the Shares or the sale thereof to the Underwriter.

(q) The Company will issue to the Underwriter at the Closing, for $100, a warrant (the “Underwriter’s Warrant”) for the purchase of 537,500 shares of Common Stock at a price per share of $2.7625 upon the terms and subject to adjustment as described in the form of the Underwriter’s Warrant attached as an exhibit hereto. Until the expiration of the Underwriter’s Warrant, the Company shall keep reserved sufficient shares for issuance upon exercise of the Underwriter’s Warrant. The Company will also issue to the Underwriter at the Closing, for $100, a warrant (the “Underwriter’s Warrant to Acquire Warrants”) to acquire 537,500 warrants that are identical to the Firm Warrants sold in the Offering, at a price per warrant equal to $0.15625 upon the terms and subject to adjustment as described in the form of the Underwriter’s Warrant to Acquire Warrants attached as an exhibit hereto. Until the expiration of the Underwriter’s Warrant to Acquire Warrants and the warrants issuable thereunder (the “Underwriter’s Warrant Warrants”), the Company shall keep reserved sufficient shares for issuance upon exercise of the Underwriter’s Warrant Warrants.

6. Conditions. The obligations of the Underwriter to purchase the Shares and Warrants under this Agreement are subject to the satisfaction of each of the following conditions or waiver thereof by the Underwriter:

(a) All the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the date hereof and at the Closing Date. On or prior to the Closing Date, the Company and each other party hereto (other than the Underwriter) shall have performed or complied with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied hereunder (other than conditions to be satisfied by such other parties, which the failure to so satisfy would not, individually or in the aggregate, have a Material Adverse Effect).

(b) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b) under the Act; all filings required by Rule 433 under the Act shall have been made, and no such filings shall have been made without the consent of the Underwriter (which consent shall not have been unreasonably withheld); and no stop order or notice suspending the effectiveness of or preventing the use of the Registration Statement or preventing or suspending the use of the Final Prospectus of any Issuer Free Writing Prospectus shall have been issued, and no proceedings or examination for such purpose shall have been instituted or threatened. Any request of the Commission for inclusion of additional information in the Registration Statement shall have been complied with. No other injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or materially interfere with the consummation of the Offering or any of the transactions contemplated hereunder, including the issuance of any stop order suspending the qualification or exemption from qualification of any of the Shares or Warrants in any jurisdiction, and no Proceeding for that purpose shall have been commenced or, to the knowledge of the Company after due inquiry, be pending or contemplated as of the Closing Date.

(c) No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that would, as of the Closing Date, prevent the consummation of the Offering or any of the transactions contemplated hereunder. No Proceeding shall be pending or, to the knowledge of the Company after due inquiry, threatened other than Proceedings that (A) if adversely determined would not, individually or in the aggregate, adversely affect the issuance or marketability of the Shares or Warrants, and (B) would not, individually or in the aggregate, have a Material Adverse Effect, except as disclosed in the Registration Statement and the Final Prospectus.

(d) Except as may be disclosed in the Registration Statement, subsequent to the respective dates as of which information is given in the Registration Statement (exclusive of any amendment thereof after the date hereof), the Final Prospectus (exclusive of any supplement thereto), or any Issuer Free Writing Prospectus (exclusive of any supplement thereto), there shall not have been any material adverse change having a Material Adverse Effect.

(e) The Underwriter shall have received on the Closing Date:

(i) certificates dated the Closing Date, signed by (1) the Chief Executive Officer and (2) the principal financial or accounting officer of the Company, on behalf of the Company, to the effect that (a) the representations and warranties set forth in Section 4 hereof, are true and correct in all material respects, as of the date hereof and at the Closing Date, (b) the Company and each other party hereunder (other than the Underwriter) have performed or complied with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied hereunder (other than conditions to be satisfied by such other parties, which failure to satisfy would not, individually or in the aggregate, have a Material Adverse Effect), (c) at the Closing Date or since the date of the most recent financial statements in or incorporated by reference into the Registration Statement and the Final Prospectus (exclusive of any amendment or supplement thereto after the date hereof), other than as disclosed in or incorporated by reference into the Registration Statement and the Final Prospectus or contemplated hereby, no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, would have a Material Adverse Effect, (d) since the date of the most recent financial statements in or incorporated by reference into the Registration Statement and the Final Prospectus (exclusive of any amendment or supplement thereto after the Applicable Time), other than as disclosed in or incorporated by reference into the Registration Statement and the Final Prospectus or contemplated hereby, the Company has not incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that are materially adverse to the Company, taken as a whole, or entered into any transactions not in the ordinary course of business that are materially adverse to the business, financial condition or results of operations of the Company, taken as a whole, and there has not been any change in the Capital Stock or long-term indebtedness of the Company other than pursuant to the terms of outstanding debt and equity securities that is materially adverse to the business, financial condition or results of operations of the Company, taken as a whole, (e) the Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto, no stop order or notice suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Final Prospectus or any Issuer Free Writing Prospectus has been issued, and no proceedings or examinations for that purpose have been instituted or, to the knowledge of such officers, threatened; and (f) the sale of the Shares and the Warrants has not been enjoined (temporarily or permanently).

(ii) a certificate, dated the Closing Date, executed by the Secretary of the Company, certifying such matters as the Underwriter may reasonably request.

(iii) the opinion of Ropes & Gray LLP, counsel to the Company, dated the Closing Date, in form reasonably satisfactory to the Underwriter covering such matters as are customarily covered in such opinions.

(iv) an opinion, dated the Closing Date, of Resch Polster Alpert & Berger, LLP, counsel to the Underwriter, in form satisfactory to the Underwriter covering such matters as are customarily covered in such opinions.

(v) the Underwriter’s Warrant.

(vi) the Underwriter’s Warrant to Acquire Warrants.

(f) The Underwriter shall have received from PricewaterhouseCoopers LLP, independent auditors, with respect to the Company, (i) a customary comfort letter, as of the Applicable Time, in form and substance reasonably satisfactory to the Underwriter and PricewaterhouseCoopers LLP, with respect to the financial statements and certain financial information contained in the or incorporated by reference into the Registration Statement and the Final Prospectus, and (ii) a customary “bring down” comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter and PricewaterhouseCoopers LLP, to the effect that PricewaterhouseCoopers LLP reaffirms the statements made in its letter furnished pursuant to clause (i) above.

(g) This Agreement shall have been executed and delivered by all parties thereto, and the Underwriter shall have received a fully executed original of this Agreement.

(h) The Underwriter shall have received copies of all opinions, certificates, letters and other documents delivered under or in connection with the Offering or any transaction contemplated hereunder.

(i) The Underwriter shall have received the Registration Statement and the Final Prospectus.

(j) The Warrants shall have been listed for trading on the NASDAQ National Market.

The obligation of the Underwriter to purchase Additional Shares and Additional Warrants hereunder is subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and Additional Warrants to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares and Additional Warrants, including without limitation an opinion of Ropes & Gray LLP, counsel to the Company, dated each Option Closing Date, in form reasonably satisfactory to the Underwriter and a customary “bring down” comfort letter, dated each Option Closing Date, in form and substance reasonably satisfactory to the Underwriter and PricewaterhouseCoopers LLP, to the effect that PricewaterhouseCoopers LLP reaffirms the statements made in its letters furnished pursuant to (f) above.

7. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless the Underwriter, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, against any losses, claims, damages or liabilities of any kind to which, jointly or severally, the Underwriter or such controlling person may become subject under the Act, the 1934 Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, (B) any “issuer information” used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Act) used or referred to by the Underwriter, (C) any “road show” (as defined in Rule 433 under the Act) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (D) any blue sky application or other document prepared or executed by the Company (or based upon an written information furnished by the Company) specifically for the purpose of qualifying any or all of the notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application” and the documents referred to in subclauses (A), (B), (C) and (D) hereof being referred to collectively as the “Indemnity Documents”); or

(ii) the omission or alleged omission to state in any of the Indemnity Documents a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

including any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under the first and fourth sentences of Section 5(a) and the second sentence of Section 5(b), and, subject to the provisions hereof, will reimburse, as incurred, the Underwriter and each such controlling person for any legal or other expenses reasonably incurred by the Underwriter or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof; provided, however, that the Company will not be liable in any such case to the extent (but only to the extent) that any such loss, claim, damage or liability resulted solely from any untrue statement or alleged untrue statement or omission or alleged omission made in any of the Indemnity Documents in reliance upon and in conformity with the Underwriter Information. This indemnity agreement will be in addition to any liability that the Company may otherwise have to the indemnified parties.

(b) The Underwriter agrees to indemnify and hold harmless each of the Company, and its respective directors, officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the 1934 Act against any losses, claims, damages or liabilities of any kind to which the Company or any such director, officer or controlling person may become subject under the Act, the 1934 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) resulted from (i) any untrue statement or alleged untrue statement of any material fact contained in any of the Indemnity Documents, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any of the Indemnity Documents or necessary to make the statements therein not misleading, in each case to the extent (but only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriter Information; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company or any of its directors, officers or controlling persons in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Underwriter may otherwise have to such indemnified parties.

(c) As promptly as reasonably practical after receipt by an indemnified party under this Section 7 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 7, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under paragraph (a) or (b) above unless and only to the extent it is materially prejudiced as a result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may determine, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by counsel in writing that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Underwriter in the case of paragraph (a) of this Section 7 or the Company in the case of paragraph (b) of this Section 7, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 7, in which case the indemnified party may effect such a settlement without such consent.

(d) No indemnifying party shall be liable under this Section 7 for any settlement of any claim or action (or threatened claim or action) effected without its written consent, which shall not be unreasonably withheld, but if a claim or action is settled with its written consent, or if there be a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party, jointly and severally, agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which the indemnified party is or could have been a party, or indemnity could have been sought hereunder by the indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the indemnified party.

(e) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 7 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, each indemnifying party, in order to provide for just and equitable contributions, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other, from the Offering or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company, on the one hand, and the Underwriter, on the other, shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Company bear to the total discounts, commissions and fees received by the Underwriter. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriter, on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omissions, and any other equitable considerations appropriate in the circumstances.

(f) The Company and the Underwriter agree that it would not be equitable if the amount of such contribution determined pursuant to the immediately preceding paragraph (e) were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of the immediately preceding paragraph (e). Notwithstanding any other provision of this Section 7, the Underwriter shall not be obligated to make contributions hereunder, or make any other payments under this Section 7, that in the aggregate exceed the total discounts, commissions, fees and other compensation received by such Underwriter under this Agreement less the aggregate amount of any damages that such Underwriter has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of the immediately preceding paragraph (e), each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter, and each director and officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, shall have the same rights to contribution as the Company.

8. Termination. The Underwriter may terminate this Agreement at any time on or prior to the Closing Date by written notice to the Company if any of the following has occurred:

(a) since the date hereof, any Material Adverse Effect or development involving or reasonably expected to result in a prospective Material Adverse Effect that could, in the Underwriter’s reasonable judgment, be expected to (i) make it impracticable or inadvisable to proceed with the offering or delivery of the Shares and the Warrants on the terms and in the manner contemplated in the Registration Statement and the Final Prospectus, or (ii) materially impair the investment quality of any of the Shares and Warrants;

(b) the failure of the Company to satisfy the conditions contained in Section 6 hereof on or prior to the Closing Date;

(c) any outbreak or escalation of hostilities or other national or international calamity or crisis, including acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the United States could be reasonably expected to make it, in the Underwriter’s sole judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Shares and Warrants on the terms and in the manner contemplated in the Registration Statement and the Final Prospectus for the sale of any of the Shares and Warrants;

(d) the suspension or limitation of trading in the Company’s securities on the NASDAQ National Market or the suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market or any setting of limitations on prices for securities on any such exchanges or the NASDAQ National Market;

(e) the declaration of a banking moratorium by any Governmental Authority; or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that in the Underwriter’s opinion could reasonably be expected to have a material adverse effect on the financial markets in the United States or elsewhere.

9. Survival of Representations and Indemnities. The respective representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements, of the Company set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, (ii) acceptance of the Shares and the Warrants, and payments for them hereunder, and (iii) any termination of this Agreement.

10. Information Supplied by the Underwriter. The name of the Underwriter set forth on the front and back cover and the information within the heading “Underwriting” in the Registration Statement and the Final Prospectus (to the extent such statements relate to the Underwriter) (the “Underwriter Information”) constitute the only information furnished by such Underwriter as to itself to the Company or its Subsidiaries for the purposes of Sections 4(d)-(h) and 7 hereof.

11. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Shares and the Warrants pursuant to this Agreement, including the determination of the public offering prices of the Shares and the Warrants and any related discounts and commissions, is an arm’s-length commercial transaction between the Company on the one hand, and the Underwriter, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) the Underwriter has not assumed nor will it assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or any of its affiliates on other matters) and the Underwriter does not have any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the Offering and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

12. Miscellaneous.

(a) Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to: Microvision, Inc., 6222 185th Avenue NE, Redmond, Washington 98052, Attention: General Counsel (Facsimile: 425-936-4413), with a copy (not constituting notice) to: Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110-2624, Attention: Joel F. Freedman, Esq. (Facsimile: 617-951-7050), and (ii) if to the Underwriter, to: MDB Capital Group, LLC, 401 Wilshire Boulevard, Suite 1020, Santa Monica, California 90401, Attention: Christopher A. Marlett (Facsimile: 310-526-5020), with a copy (not constituting notice) to: Resch Polster Alpert & Berger, LLP, 10390 Santa Monica Boulevard, Fourth Floor, Los Angeles, California 90025, Attention: Aaron A. Grunfeld, Esq. (Facsimile: 310-552-3209), or in any case to such other address as the person to be notified may have requested in writing.

(b) This Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriter and, to the extent provided in Section 7 hereof, the controlling persons, officers, directors, partners, employees, representatives and agents referred to in Section 7, and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Shares and the Warrants from the Underwriter merely because of such purchase.

(c) THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(d) EACH OF THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY (I) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY; AND (II) WAIVES (A) ITS RIGHT TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE UNDERWRITER AND FOR ANY COUNTERCLAIM RELATED TO ANY OF THE FOREGOING AND (B) ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(e) This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

(f) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h) This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by all of the signatories hereto. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof. This Agreement supersedes in full all previous oral or written agreements between the parties with respect to the subject matter hereof. There are no oral or written collateral representations, agreements, or understandings except as provided herein.

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If the foregoing correctly sets forth the understanding between the Company and the Underwriter, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement between the Company and the Underwriter.

Very truly yours,

MICROVISION, INC.

By:
Name:
Title:

ACCEPTED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN:

MDB CAPITAL GROUP LLC

By:
Name:
Title:

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